UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2004

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

27-0019071
(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520.721.1375

Item 8. Change in Fiscal Year.

On February 3, 2004, we completed the acquisition of Liberty Star Gold Corp., a Nevada corporation which resulted in a change of control of our company. The acquisition was completed by the merger of the our subsidiary, Liberty Star Acquisition Corp. with Liberty Star Nevada. Accordingly, as a result of this merger, our new fiscal year end is now January 31, the surviving company's fiscal year end. In that regard, our next quarterly report on Form 10-QSB will be due for filing with the Securities and Exchange Commission on June 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ Gary Musil
Gary Musil
Secretary and Director

Date: May 26, 2004.